Exhibit 3.2

BYLAWS
OF
EQUITRUST USA

Dated [October]     , 2012

These Bylaws (these “Bylaws”) of EquiTrust USA, a Maryland real estate investment trust (the “Trust”), have been adopted for the Trust effective as of the date set forth above:

1. Definitions & Construction

1.01.                     Definitions

As used in these Bylaws, the following terms have the following meanings:

(a)                                 “Board” or “Board of Trustees” means the Initial Trustee appointed in the Declaration of Trust, and the Board of Trustees subsequently elected pursuant to the Declaration of Trust and these Bylaws.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Declaration of Trust” means the Declaration of Trust of EquiTrust USA dated as of [October]     , 2012, together with any amendment or supplement (including articles supplementary) thereto; and any restatement or amendment and restatement thereof.

(d)                                 “Maryland REIT Law” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

(e)                                  “MGCL” means the Maryland General Corporation Law, Titles 1, 2, and 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

(f)                                   “Share” and “Shareholder” have the meaning given thereto in the Declaration of Trust.

(g)                                  “Subsidiary” means any corporation, limited liability company, partnership, firm, joint venture, unincorporated association, trust, or other entity, of which the Trust owns, directly or indirectly, a majority of the capital stock or other voting interests in the entity, or has the power to direct the voting of such interests, whether by contract or otherwise.

(h)                                 “Trustee” means any member of the Board of Trustees, including the Initial Trustee.

1.02.                     Rules of Interpretation

(a)                                 The headings preceding the text of the sections of these Bylaws and the exhibits hereto are for convenience only and shall not be deemed part of these Bylaws.

(b)                                 Each term defined in the singular form in these Bylaws means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.

(c)                                  Unless otherwise specified therein, all terms defined in these Bylaws have the meanings as so defined herein when used in the Bylaws or in any other certificate, report or document made or delivered pursuant hereto.

(d)                                 Accounting terms used in these Bylaws and not defined herein shall have the meanings given thereto under the generally accepted accounting principles of the United States, applied on a consistent basis throughout the period in question (“GAAP”).

(e)                                  The words “hereof,” “herein,” “hereunder” and similar terms when used in these Bylaws refer to these Bylaws as a whole and not to any particular provision of these Bylaws.

(f)                                   The words “including” and “include” mean “including without limiting the generality of any description preceding such term”, the phrase “may not” is prohibitive and not permissive, and the word “or” is not exclusive.

(g)                                  Unless otherwise stated in these Bylaws, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from but excluding” and the words “to” and “until” each means “to and including.”

(h)                                 A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

(i)                                     Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

2. Shareholders

2.01.                     Annual Meetings

Unless Trustees are elected by written consent in lieu of a meeting as permitted by Section 3.03 of these Bylaws, An annual meeting of Shareholders for the election of Trustees shall be held on a date and at a time designated by resolution of the Board of Trustees from time to time, beginning with calendar year 2013. Any other proper business may be transacted at the annual meeting. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

2.02.                     Special Meetings

(a)                                 Special meetings of Shareholders for any purpose or purposes may be called at any time by the Chair of the Board of Trustees (or a majority, but not less then two, of the Co-Chairs acting together, if two or more Co-Chairs have been appointed pursuant to Section 3.05 hereof), the President (if one has been appointed pursuant to Section 4.03.1), the Chief Executive Officer (if one has been appointed pursuant to Section 4.03.5), a majority of the Trustees then in office, or by a committee of the Board of Trustees that has been duly designated by the Board of Trustees.

(b)                                 The Secretary shall call a special meeting of the Shareholders upon the written request of Shareholders entitled to cast not less than a majority of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at such meeting. Upon receipt of such request, the Trust shall inform such Shareholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Trust, the Trust shall deliver such notice to each Shareholder entitled to notice of such meeting. The Board of Trustees shall have the sole power to fix the record date for determining Shareholders entitled to request a special meeting of Shareholders under this Section 2.02(b).

2.03.                     Time and Place of Meetings

The Board of Trustees shall have the sole power to determine the date, time, and place, whether within or without the State of Maryland, for all meetings of Shareholders, including annual meetings and special meetings, whether called under Section 2.02(a) or Section 2.02(b). shall be held at such time and placeas determined by the Board of Trustees. If authorized by the Board of Trustees in its sole discretion, and subject to such guidelines and procedures as the Board of Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present and in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Trust shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; (ii) the Trust shall implement measures to provide such Shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.

2.04.                     Notice of Meetings

(a)                                 Whenever Shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 90 days before the date of the meeting to each Shareholder entitled to vote at such meeting.

(b)                                 Notice given pursuant to Section 2.04(a) may be mailed, personally delivered, left at the Shareholder’s residence or personal place of business, or given by a form of electronic transmission to which by the Shareholder to whom the notice is given has consented (subject to the provisions of Section 2.04(d) of these Bylaws); and shall be deemed to have been given:

(i)                                     If mailed, when deposited in the mail, postage prepaid, directed to the Shareholder at his or her address as it appears on the records of the Trust;

(ii)                                  If personally delivered or left at the Shareholder’s residence or usual place of business, when actually delivered or left as determined by the records of the delivery company;

(iii)                               If by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice;

(iv)                              If by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice;

(v)                                 If by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(vi)                              If by any other form of electronic transmission, when directed to the Shareholder.

(c)                                  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Trust that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)                                 The consent of any Shareholder to the delivery of notice by electronic transmission shall be valid only as to the methods of electronic transmission specified in the consent, and shall be revocable by the Shareholder by written notice to the Trust. Any such consent shall be deemed revoked if (e) the Trust is unable to deliver by electronic transmission two consecutive notices given by the Trust in accordance with such consent and (f) such inability becomes known to the Secretary or an Assistant Secretary of the Trust, to the transfer agent for the class or series of Shares held by the Shareholder, or to any other person directed by the Board of Trustees to give such notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(g)                                  Whenever the Declaration of Trust or these Bylaws require notice of a meeting of the Shareholders, each Shareholder who is entitled to the notice waives notice, and waives any defective notice, if the Shareholder:

(i)                                     Before or after the meeting delivers a written waiver or a waiver by electronic transmission, which may be combined with a written record or record by electronic transmission of action by written consent under Section 2.12 hereof, which is filed with the Trust’s records of meetings of Shareholders; or

(ii)                                  Is present at the meeting in person (including by electronic means under Section 2.03 hereof) or by proxy.

2.05.                     Adjournments

Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Trust may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 90 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

2.06.                     Quorum

At each meeting of Shareholders, except where otherwise provided by law or the Declaration of Trust or these Bylaws, the holders of a majority of the outstanding Shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the Shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.05 of these Bylaws until a quorum shall attend. Shares belonging to the Trust or to a Subsidiary shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Trust or any Subsidiary to vote shares, including Shares, held by it in a fiduciary capacity.

2.07.                     Administration of Meetings

(a)                                 Meetings of Shareholders shall be presided over by the Chair or Co-Chairs, if any; or in his, her, or their absence by the Vice Chair or Vice Chairs, if any; or in his, her, or their absence by the President; or in his or her absence by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Trustees, or in the absence of such designation, by a chair chosen at the meeting. Except as otherwise provided in the Declaration of Trust or these Bylaws, the chair of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

(b)                                 The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(c)                                  The chair of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to Shareholders.

2.08.                     Proxies

Each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Trust.

2.09.                     Voting

(a)                                 Except as otherwise provided by the Declaration of Trust, each Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each Share held by him, her or it which has voting power upon the matter in question.

(b)                                 Voting at meetings of Shareholders need not be by written ballot and need not be conducted by inspectors unless the Board of Trustees, or holders of a majority of the outstanding shares of all classes entitled to vote thereon present in person or by proxy at such meeting shall so determine. If voting at a meeting of Shareholders is conducted by written ballot, such ballots may be transmitted electronically, provided that any such electronic transmission must either set forth or be submitted with information from which in can be determined that the electronic transmission was authorized by the Shareholder or proxyholder.

(c)                                  The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes nor any revocations or changes thereto may be accepted.

(d)                                 At all meetings of Shareholders for the election of Trustees a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Declaration of Trust or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting.

2.10.                     Fixing Date for Determination of Shareholders of Record

For the purpose of determining the Shareholders entitled to notice of, or to vote at any annual or special meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive notice that any such corporate action was taken without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or the allotment of any rights, or to exercise any rights in respect of any conversion or exchange of shares or for the purpose of any other lawful action affecting the interests of Shareholders, the Board of Trustees shall have the sole power to fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall be not be more than 90 nor less than 10 days before the date of any such meeting nor more than 90 days before any such other actions. If no record date is fixed, (a) the record date for determining the Shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, on the day next preceding the day on which the meeting is held; (b) the record date for determining the Shareholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Trustees is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining Shareholders for any purpose other than those specified in (a) and (b) above shall be the close of business on the day on which the resolution of the Board of Trustees relating thereto is adopted.

2.11.                     List of Shareholders Entitled to Vote

The Secretary shall prepare and make, at least 10 days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. The Trust shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Trust. In the event that the Trust determines to make the list available on an electronic network, the Trust may take reasonable steps to ensure that such information is available only to Shareholders of the Trust. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The share ledger shall be the only evidence as to who are the Shareholders entitled to examine the share ledger, the list of Shareholders or the books of the Trust, or to vote in person or by proxy at any meeting of Shareholders.

2.12.                     Action by Consent of Shareholders

(a)                                 Unless otherwise restricted by the Declaration of Trust, any action required or permitted to be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

(b)                                 An electronic transmission may be used to consent to an action, provided that the electronic transmission contains or is accompanied by information from which the Trust can determine (c) that the electronic transmission was authorized by the Shareholder or proxyholder, or by an agent or attorney-in-fact authorized to act for the Shareholder or proxyholder, and (d) the date on which the electronic transmission was signed. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

2.13.                     Control Share Acquisition Act

Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This Section 2.13 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

3. Board of Trustees

3.01.                     General Powers; Trustees Holding Over

The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. In case of failure to elect Trustees at an annual meeting of the Shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

3.02.                     Number; Qualifications

The Board of Trustees shall consist of one or more members, the number thereof to be determined from time to time by a majority of the entire Board of Trustees; provided, that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. A Trustee shall be an individual at least 18 years of age who is not under legal disability, but need not be a Shareholder.

3.03.                     Election; Resignation; removal

At the annual meeting of Shareholders in calendar year 2013 and at each annual meeting thereafter, the Shareholders shall elect Trustees to replace those Trustees whose terms then expire. Each Trustee shall be elected to serve until the next annual meeting of the Shareholders and until his or her successor is elected and qualifies. Any Trustee may resign at any time upon notice given in writing or by electronic transmission to the Trust, effective upon execution and delivery thereof or upon the date stated in the notice. The acceptance of the resignation shall not be necessary to make it effective unless otherwise stated in the resignation. The Shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

3.04.                     Vacancies

If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy occurring in the Board of Trustees (including a vacancy created by an increase in the number of Trustees) may be filled by the affirmative vote of a majority of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of Shareholders, and each Trustee so elected shall hold office until the expiration of the term of office of the Trustee whom he or she has replaced and until his or her successor is elected and qualifies.

3.05.                     Chair; Co-Chairs; Vice Chair

The Board of Trustees shall designate a Chair of the Board of Trustees, or instead may designate one or more Co-Chairs; and additionally may designate one or more Vice Chairs. The Chair — or the Co-Chairs, if there be more than one — shall preside over the meetings of the Board of Trustees and of the Shareholders at which he, she, or they shall be present. If the Chair or Co-Chairs be absent, then the Vice Chairs, if any, will perform such duties. The Chair or Co-Chairs and any Vice Chairs shall perform such other duties as may be assigned to him, her or them by the Board of Trustees.

3.06.                     Regular Meetings

Regular meetings of the Board of Trustees may be held at such places within or without the State of Maryland and at such times as the Board of Trustees may from time to time determine, and if so determined notices thereof need not be given.

3.07.                     Special Meetings

Special meetings of the Board of Trustees may be held, at any time or place within or without the State of Maryland, whenever called by the Chair of the Board of Trustees (or a majority, but not less then two, of the Co-Chairs acting together, if two or more Co-Chairs have been appointed pursuant to Section 3.05 hereof), the President (if one has been appointed pursuant to Section 4.03.1), the Chief Executive Officer (if one has been appointed pursuant to Section 4.03.5), a majority of the Trustees then in office, or by a committee of the Board of Trustees that has been duly designated by the Board of Trustees. Reasonable notice of any special meeting of the Trustees shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

3.08.                     Telephonic Meetings Permitted

Members of the Board of Trustees, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

3.09.                     Quorum; Vote Required for Action

At all meetings of the Board of Trustees a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Declaration of Trust or these Bylaws otherwise provide, the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

3.10.                     Administration of Meetings

Meetings of the Board of Trustees shall be presided over by the Chair, if any, or in his or her absence by the Vice Chair, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.11.                     Informal Action by Trustees

Unless otherwise restricted by the Declaration of Trust or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Trustees, or of any committee thereof, may be taken without a meeting if all members of the Board of Trustees or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Trustees or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12.                     Committees

The Board of Trustees may, by resolution passed by a majority of the whole Board of Trustees, designate one or more committees, each committee to consist of one or more of the Trustees of the Trust. The Board of Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in a place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Trustees, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust to be affixed to all papers which may require it. Unless the Board of Trustees otherwise provides, each committee designated by the Board of Trustees may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Trustees conducts its business pursuant to Section 3 of these Bylaws.

3.13.                     Compensation of Trustees

Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

3.14.                     Duties of Trustees

(a)                                 No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or shares have been deposited.

(b)                                 Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

(c)                                  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, as to matters which the Trustee, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, regardless of whether such counsel or expert may also be a Trustee.

3.15.                     Ratification

The Board of Trustees or the Shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers, to the extent that the Board of Trustees or the Shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any derivative proceeding by Shareholders by or in the right of the Trust, or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the Shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

3.16.                     Certain Rights of Trustees and Officers

A Trustee who is not also an officer of the Trust shall have no responsibility to devote his or her full time to the affairs of the Trust. Any Trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

4. Officers

4.01.                     Election of Executive Officers; Term of Office

The officers of the Trust may include a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Chief Executive Officer, a Chief Operating Officer, and/or a Chief Financial Officer. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall seem necessary or desirable. Any number of offices may be held by the same person. Each such officer shall hold office until the first meeting of the Board of Trustees after the annual meeting of Shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

4.02.                     Resignation; Removal; Vacancies

Any officer may resign at any time upon written notice to the Trust. The Board of Trustees may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Trust. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Trustees at any regular or special meeting.

4.03.                     Powers and Duties of Executive Officers

The officers of the Trust shall have such powers and duties in the management of the Trust as may be prescribed by the Board of Trustees and, to the extent not so provided, as set forth below (subject to the control of the Board of Trustees):

4.03.1              President

The President shall have general and active management and control over the daily operations of the Trust, including the right to hire and discharge employees other than elective officers, subject however to the control of the Board and the Chief Executive Officer if designated. In the absence of a designation of a Chief Executive Officer by the Board of Trustees, the President shall be the Chief Executive Officer; and in the absence of a designation of a Chief Operating Officer by the Board of Trustees, the President shall be the Chief Operating Officer. The President shall, when present and in the absence or disability of the Chair or the Chief Executive Officer, preside at all meetings of the Shareholders and of the Board of Trustees. The President may sign, either alone or with the Secretary, an Assistant Secretary or any other proper officer of the Trust thereunto authorized by the Board of Trustees, certificates for Shares and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Trustees has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust, or shall be required by law to be otherwise signed or executed. He or she shall also have such other powers and duties as are incident to the office of President or as may be assigned from time to time by the Board or the Chief Executive Officer.

4.03.2              Vice Presidents

The Vice Presidents, if any, in order of their seniority or in any other order determined by the Board of Trustees shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall severally assist the President in the management of the business of the Trust and the implementation of resolutions of the Board, and in the performance of such other duties as the President may from time to time prescribe. The duties of any assistant vice presidents shall be as set by the President.

4.03.3              Secretary & Assistant Secretaries

(a)                                 The Secretary shall: (i) keep the minutes of the Shareholders’ and of the Board of Trustees’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal (if any) of the Trust and see that said seal is affixed to all documents, the execution of which on behalf of the Trust under its seal is duly authorized; (iv) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (v) sign, with the President or a Vice President, certificates for Shares, the issuance of which shall have been authorized by resolution of the Board of Trustees; (vi) have general charge of the share transfer books of the Trust; and (vii) in general perform all duties as from time to time may be assigned to the Secretary by the Board of Trustees, the Chief Executive Officer or the President.

(b)                                 The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees or the Secretary may from time to time prescribe.

4.03.4              Treasurer & Assistant Treasurers

(a)                                 The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Trust. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and Trustees, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. If required by the Board of Trustees, the Treasurer shall give the Trust a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

(b)                                 The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Trustees or the Treasurer shall prescribe.

4.03.5              Chief Executive Officer

The Board of Trustees may designate a Chief Executive Officer. In the absence of such designation, the President shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall have general and active management and control of the overall business and affairs of the Trust subject to the control of the Board. He or she shall see that all orders and resolutions of the Board are carried into effect and, in connection therewith, shall be authorized to delegate to the President and other executive officers such of his or her powers and duties as the Chief Executive Officer may deem advisable. He or she shall also have such other powers and duties as may be assigned from time to time by the Board.

4.03.6              Chief Operating Officer

The Board of Trustees may designate a Chief Operating Officer. In the absence of such designation, the President shall be the Chief Operating Officer. The Chief Operating Officer shall have such powers and duties as may be assigned from time to time by the Board or the Chief Executive Officer.

4.03.7              Chief Financial Officer

The Board of Trustees may designate a Chief Financial Officer. In the absence of a designation of a Treasurer by the Board of Trustees, the Chief Financial Officer Treasurer shall be the Treasurer of the Trust. The Chief Financial Officer shall have such powers and duties as may be assigned from time to time by the Board or the Chief Executive Officer.

4.04.                     Compensation

The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees or a committee thereof, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.

5. Shares

5.01.                     Certificates

If the Trust issues Shares evidenced by certificates, every Shareholder shall be entitled to have a certificate signed by or in the name of the Trust by the Chair or Vice Chair of Trustees, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary the Treasurer or an Assistant Treasurer, or, of the Trust, certifying the number of the Trust’s Shares owned by him or her. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. Each certificate representing Shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any Shareholder, upon request and without charge, a full statement of such information.

5.02.                     Lost, Stolen or Destroyed Share Certificates

The Trust may issue a new certificate for Shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed. Prior to issuing any replacement certificate, the Trust may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Trust a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

5.03.                     Share Ledger

The Trust shall maintain, at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Shareholder and the number of shares of each class and/or series of Shares held by such Shareholder.

5.04.                     Registration of Transfer

Upon surrender to the Trust or any transfer agent of the Trust of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

5.05.                    Registered Shareholders

Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or legal claim to or interest in such Shares on the part of any other person.

6. General Provisions

6.01.                     Fiscal Year

The fiscal year of the Trust shall be determined by resolution of the Board of Trustees.

6.02.                     Seal

The corporate seal, if one, shall have the name of the Trust inscribed thereon and shall be in such form as may be approved from time to time by the Board of Trustees.

6.03.                     Waiver of Notice of Meetings of Shareholders, Trustees and Committees

Any written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Shareholders, Trustees, or members of a committee of Trustees need be specified in any written waiver of notice or any waiver by electronic transmission.

6.04.                     Form of Records

Any records maintained by the Trust in the regular course of its business, including its share ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Trust shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of this chapter.

6.05.                     Dividends and Distributions

Subject to all applicable requirements of law and to any applicable provisions of the Declaration of Trust, these Bylaws, and any indenture or other agreement to which the Trust is a party or by which it is bound, the Board of Trustees may declare to be payable, in cash, in other property or in Shares of any class or series, such dividends and distributions upon or in respect of outstanding Shares of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Trustees may cause to be set aside, out of any funds or other property or assets of the Trust legally available for the payment of dividends or distributions, such sum or sums as the Board, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board may deem conducive to the interest of the Trust, and the Board may modify or abolish any such reserve in the manner in which it was created.

6.06.                     Checks, Notes, etc.

All checks or other orders for payment of money and notes or other instrument evidencing indebtedness or obligations of the Trust shall be signed by such officer or officers or such other person or persons as the Board of Trustees may from time to time designate.

6.07.                     Securities of other Corporations; Acting as General Partner

Unless otherwise ordered by the Board of Trustees, the Chair, Chief Executive Officer, or President shall have full power and authority on behalf of the Trust: 6.07.1 to attend and to act and to vote, or to execute proxies to vote, at any meetings of shareholders of any corporation in which the Trust may hold shares, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such shares; and 6.07.2 to exercise all rights of the general partner in any partnership of which the Trust shall be a general partner. The Board of Trustees may, by resolution, from time to time, confer like powers upon any other person or persons.

6.08.                     Electronic Transmissions

The term “electronic transmission”, where used herein, shall mean any form or process of communication not directly involving the physical transfer of paper or another tangible medium, which (a) is suitable for the retention, retrieval, and reproduction of information by the recipient; and (b) is retrievable in paper form by the recipient through an automated process used in conventional commercial practice; provided, that an communication that cannot be directly reproduced in paper form by the recipient through an automated process used in conventional commercial practice only if (i) the communication is otherwise retrievable in perceivable form and (ii) the Trust and the sender or recipient (as the context may require) have consented in writing to the use of such form of communication.

6.09.                     Amendment of Bylaws

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

6.10.                     Severability

If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of these Bylaws in any jurisdiction.